AMENDMENT AGREEMENT

DATED November 27, 2006

Between

ENERSYS HOLDINGS S.a.r.l.,

as the Company

and

SANPAOLO IMI S.p.A.

as the Facility Agent

THIS AMENDMENT AGREEMENT is dated November 27,2006 and made between:

  ENERSYS HOLDINGS (LUXEMBOURG) S.a.r.l., a societe a responsibilite limitee incorporated under the laws of the Grand Duchy of Luxembourg, having a share capital of euro 4,036,050.00, being registered with the Luxembourg trade and companies register under number B86195, and having its registered office at 6 Avenue Pasteur, L-2310 Luxembourg (hereinafter the "Company");

  SANPAOLO IMI S.p.A., a company incorporated under the laws of Italy, with registered office in Turin, Piazza San Carlo no. 156, Fiscal Code and registration number with the Companies' Register of Turin: 06210280019 (hereinafter the "Facility Agent");

WHEREAS:

(A) The Company, acting as borrower, Sanpaolo IMI S.p.A. and Banca Intesa S.p.A., acting as lenders, the Facility Agent, acting as agent, entered into a credit agreement dated 15 June 2005 of Euro 25.000.000,00 (hereinafter the "Credit Agreement");

  The Company has requested Sanpaolo IMI S.p.A. and Banca Intesa S.p.A. to amend the Credit Agreement

  The above request of the Company, in accordance with article 25.1 (b) of the Credit Agreement, arises as a consequence of the third amendment to the Enersys Capital Credit Agreement between, amongst others, the Parent, Bank of America N.A., Morgan Stanley Senior Funding, Inc., and Lehman Commercial Paper Inc..

  Sanpaolo IMI S.p.A. and Banca Intesa S.p.A., agrees to amend the Credit Agreement according to the request of the Company;

  The Credit Agreement may be amended (according to clause 25.1 (a) of the Credit Agreement) with the agreement of the Company and the Majority Lender (as defined on the Credit Agreement). According to the same provision the Facility Agent may effect an amendment on behalf of the Lenders (as defined on the Credit Agreement);

  The Facility Agent and the Company now wish to amend the Credit Agreement subject to the terms and conditions hereunder.

NOW IT IS HEREBY AGREED as follows:

  DEFINITIONS AND INTERPRETATION

    Definitions

    In this Amendment Agreement, including the list of parties and the recitals appearing above, all capitalised terms that are not otherwise defined herein shall have the meanings given to them in the Credit Agreement and:

    "Effective Date" shall have the meaning given to it in Section nr. 4.

    Interpretation

  Any reference in this Amendment Agreement to any agreement, document or instrument shall be to such agreement, document or instrument as amended, novated, supplemented or otherwise modified from time to time.

  AMENDMENTS

    Elimination of the Senior Secured Leverage Ratio

    With effect from the Effective Date, any reference to the Senior Secured Leverage Ratio are deleted from the Credit Agreement.

    As a consequence of the above the Credit Agreement may not be accelerated due to the breakage of the financial covenant Senior Secured Leverage Ratio.

    Foreign Subsidiaries guarantee Indebtedness of other Foreign Subsidiaries

    With effect from the Effective Date, the wholly-owned Foreign Subsidiaries are permitted to guarantee Indebtedness toward third parties of other wholly-owned Foreign Subsidiaries.

    Any threshold amount provided by the Credit Agreement regarding the Foreign Subsidiaries and their Indebtedness remains unvaried.

    Additional Indebtedness permitted to the Holdings

  With effect from the Effective Date, the Holdings may guarantee up to USD 5.000.000 (us dollar five millions) of the Ordinary Course Obligations of its Wholly-Owned Foreign Subsidiaries.

  Any other threshold amount provided by the Credit Agreement regarding the Holdings and its Indebtedness remains unvaried.

  EFFECTIVE DATE

  This Amending Agreement will become effective and binding among the parties of the Credit Agreement starting from November 27, 2006 (the "Effective Date")

  Governing Law

  This Amendment Agreement shall be governed by the Laws of Italy.

  Severability

Any provisions of this Amendment Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

AMENDMENT AGREEMENT EXECUTION PAGE

Sanpaolo Imi S.p.A.

By: /s/ Renzo Binbati

Name: Renzo Binbati

Title: Head of Syndication and Agency

ENERSYS HOLDINGS (LUXEMBOURG) S.a.r.l.

By: /s/ Michael Maine

Name: Michael Maine

Title: Class B Manager

By: /s/ Richard W. Zuidema

Name: Richard W. Zuidema

Title: Class B Manager